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                                EXHIBIT 23(a)
                                -------------




                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of American Greetings Corporation for the registration of 91,454 shares of its common stock and to the incorporation by reference therein of our report dated March 31, 1994, with respect to the consolidated financial statements and schedules of American Greetings Corporation included in its Annual Report on Form 10-K for the year ended February 28, 1994, filed with the Securities and Exchange Commission.





                                        ERNST & YOUNG LLP


Cleveland, Ohio
January 6, 1995